Exhibit 99.1

California Pizza Kitchen Announces Financial Results for the Second Quarter 2009

LOS ANGELES--(BUSINESS WIRE)--August 6, 2009--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and net income for the second quarter ended June 28, 2009.

Highlights for the second quarter of 2009 relative to the same quarter a year ago were as follows:

  Total revenues decreased 3.2% to $170.9 million
  Full service comparable restaurant sales decreased 6.5%
  Net income was $6.1 million, or $0.25 per diluted share
  Outstanding debt was reduced by $17.0 million to $50.0 million from the first quarter of 2009

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, “Our second quarter results reflect the success we’ve had managing costs and driving operating efficiencies. In fact, internal initiatives in every targeted area have exceeded expectations. However, while a lower cost structure is very important, we understand the need to drive traffic and revenue as our industry continues to face top-line pressure. To that end, following the success of our Thank You Card program, we’ve launched an advertising campaign for the third quarter, a new loyalty program, and an internal sales program to drive the average revenue per employee. We remain cautiously optimistic given the economic uncertainty, but look forward to the next few quarters, where comparable restaurant sales ease.”

Average weekly sales for the Company's 197 full service restaurants were $64,171 in the second quarter of 2009 compared to $68,708 for the same quarter last year.

During the second quarter of 2009, the Company added three full service restaurants in Norcross, Georgia, and Sacramento and Valencia, California. In addition, one of the Company's franchise partners opened a full service restaurant in Guadalajara, Mexico.

The Company also outlined its financial guidance for the third quarter of 2009 based on the following assumptions:

  Comparable restaurant sales of approximately negative 6.5% to negative 7.5%
  Opening one full service restaurant
  Opening one domestic franchise location
  Opening one international full service franchise restaurant
  Earnings per diluted share of approximately $0.19-$0.21

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $14.30. As of August 6, 2009 the Company operates, licenses or franchises 254 locations, of which 208 are company-owned and 46 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a variety of California Pizza Kitchen premium frozen products.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," “guidance” and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are deteriorating economic conditions, revenue from third party licensees and franchisees, changing consumer preferences and demands, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our exposure to the California market and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Statement of Income:

Revenues:
Restaurant sales	$167,975	$173,772	$326,703	$336,540
Royalties from Kraft licensing agreement	1,773	1,526	2,924	2,397
Domestic franchise revenues	702	740	1,325	1,400
International franchise revenues	481	589	1,047	1,007
Total revenues	170,931	176,627	331,999	341,344

Costs and expenses:
Food, beverage and paper supplies	40,102	43,468	78,085	83,155
Labor (1)	62,577	64,177	123,679	126,276
Direct operating and occupancy	36,017	34,124	70,813	67,311
Cost of sales	138,696	141,769	272,577	276,742

General and administrative (2)	13,117	13,066	26,108	26,126
Depreciation and amortization	9,313	10,481	18,666	21,432
Pre-opening costs	972	958	1,701	2,626
Store closure costs	-	839	-	839

Total costs and expenses	162,098	167,113	319,052	327,765

Operating income	8,833	9,514	12,947	13,579

Interest (expense) income, net	(188)	179	(497)	(322)

Income before income tax provision	8,645	9,693	12,450	13,257
Income tax provision	2,547	3,135	3,760	4,242
Net income	$6,098	$6,558	$8,690	$9,015

Net income per common share:
Basic	$0.25	$0.26	$0.36	$0.35
Diluted	$0.25	$0.26	$0.36	$0.34

Shares used in computing net income per common share (in thousands):

Basic	24,029	25,308	23,942	26,037
Diluted	24,152	25,436	23,967	26,132

Operating Data:
Locations open at end of period	255	242	255	242
Company-owned full service restaurants open at end of period	197	190	197	190
Average weekly company-owned full service restaurant sales	$64,171	$68,708	$62,749	$67,113
18-month comparable company-owned full service restaurant sales (decrease) increase	-6.5%	1.5%	-6.3%	1.1%

(1) Labor expense for the three and six months ended June 28, 2009 includes approximately $121,000 and $259,000 of stock-based compensation, respectively, compared to $191,000 and $401,000 in the three and six months ended June 29, 2008, respectively.

(2) General and administrative expense for the three and six months ended June 28, 2009 includes approximately $1.7 million and $3.3 million of stock-based compensation, respectively, compared to $1.6 million and $3.0 million in the three and six months ended June 29, 2008, respectively.

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Statement of Income Percentages (1):

Revenues:
Restaurant sales	98.3%	98.4%	98.4%	98.6%
Royalties from Kraft licensing agreement	1.0%	0.9%	0.9%	0.7%
Domestic franchise revenues	0.4%	0.4%	0.4%	0.4%
International franchise revenues	0.3%	0.3%	0.3%	0.3%
Total revenues	100.0%	100.0%	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	23.9%	25.0%	23.9%	24.7%
Labor (2)	37.3%	36.9%	37.9%	37.5%
Direct operating and occupancy	21.4%	19.6%	21.7%	20.0%
Cost of sales	82.6%	81.6%	83.5%	82.2%

General and administrative (3)	7.7%	7.4%	7.9%	7.7%
Depreciation and amortization	5.4%	5.9%	5.6%	6.3%
Pre-opening costs	0.6%	0.5%	0.5%	0.8%
Store closure costs	0.0%	0.5%	0.0%	0.2%

Total costs and expenses	94.8%	94.6%	96.1%	96.0%

Operating income	5.2%	5.4%	3.9%	4.0%

Interest (expense) income, net	-0.1%	0.1%	-0.1%	-0.1%

Income before income tax provision	5.1%	5.5%	3.8%	3.9%
Income tax provision	1.5%	1.8%	1.1%	1.3%
Net income	3.6%	3.7%	2.7%	2.6%

(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 10 basis points attributable to stock-based compensation in both the three and six months ended June 28, 2009 and the three and six months ended June 29, 2008.

(3) General and administrative percentage includes approximately 100 basis points attributable to stock-based compensation in each of the three and six months ended June 28, 2009, compared to 90 basis points in each of the three and six months ended June 29, 2008.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Selected Consolidated Balance Sheet Information	June 28,	December 28,
	2009	2008

Cash and cash equivalents	$13,657	$14,392
Total assets	363,443	368,413
Total debt	50,000	74,000
Stockholders' equity	188,951	174,532

California Pizza Kitchen, Inc.
Units Summary

	Total Units at				Total Units at
Second Quarter 2009	March 29, 2009	Opened	Acquired	Closed	June 28, 2009
Company-owned full service domestic	194	3	-	-	197
Company-owned ASAP domestic	9	-	-	-	9
Company-owned LA Food Show	2	-	-	-	2
Franchised domestic	19	-	-	1	18
Franchised international	26	1	-	-	27
Sports and entertainment venues	2	-	-	-	2
Total	252	4	-	1	255

CONTACT:
California Pizza Kitchen
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000